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                                                                      EXHIBIT 11


               STATEMENT REGARDING COMPUTATION OF PER SHARE DATA


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
                                                                                                                        Period From
                                                   Nine Months Ended                                                     Inception
                                                     September 30,                         Years Ended                (November 19,
                                            -------------------------------                December 31,                  1997) to
                                                 2000              1999           --------------------------------     December 31,
                                             (unaudited)       (unaudited)            1999                 1998            1997
                                            -------------      ------------       -------------      -------------    -------------
NET LOSS BEFORE INCOME TAXES AND
   EXTRAORDINARY ITEM                         (3,017,439)        (7,199,216)        (9,341,540)       (34,862,830)       (250)

NET LOSS BEFORE EXTRAORDINARY
   ITEM                                       (3,017,439)        (6,729,890)        (8,872,214)       (34,862,830)       (250)

NET LOSS                                    $ (3,017,439)      $ (5,940,969)      $ (8,083,293)      $(34,862,830)      $(250)
                                            ============       ============       ============       ============       =====

Per share data:
Basic and diluted loss per share before
  Extraordinary item                        $      (0.26)      $      (0.66)      $      (0.84)      $      (5.68)      $  --
                                            ============       ============       ============       ============       =====

Basic and diluted loss per share            $      (0.26)      $      (0.58)      $      (0.77)      $      (5.68)      $  --
                                            ============       ============       ============       ============       =====

Weighted average number of common
shares used in basic and diluted loss
per share calculations                        11,499,214         10,236,796         10,560,947          6,140,532          --
                                            ============       ============       ============       ============       =====
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